                              EXHIBIT 10(G)


                                 AGREEMENT


     AGREEMENT made this 28th day of March, 1996, among Kenneth Freedman, ("Freedman"), residing at 4 Delafield Way, Riverdale, New York 10471, Frederick Meyers ("Meyers"), residing at 21 Park Drive, Lido Beach, New York 11561, The Panda Group, Inc. ("Seller"), a New York corporation, with offices at 500 Seventh Avenue, 18th Floor, New York, New York 10018, and Orbit International Corp. ("Orbit"), a Delaware corporation with its principal office at 80 Cabot Court, Hauppauge, New York 11788.
                           W I T N E S S E T H:
     WHEREAS, Freedman, Meyers, Seller and Orbit are parties to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated July 12, 1993, pursuant to which, among other things, Orbit purchased substantially all of the assets (the "Assets") of Seller; and
     WHEREAS, the parties to the Asset Purchase Agreement desire by the within Agreement to (a) reduce the purchase price for the Assets and, in connection with such reduction, to amend the Secured Promissory Note dated July 12, 1993 executed by Orbit in favor of Seller (the "Note") so as to reduce the $8,000,000 principal amount thereof, and to reflect certain other changes in the Note desired by the parties, (b) amend certain other arrangements pursuant to the Asset Purchase Agreement and documents executed in connection therewith, and (c) set forth certain other understandings.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties hereto hereby agree as follows:
          i.     Reduction of Purchase Price, etc.

                         (i)       The purchase price for the
                              Assets under the Asset Purchase
                              Agreement shall be reduced from
                              $15,000,000 to $8,850,000. The
                              parties hereby acknowledge that at
                              the closing pursuant to the Asset
                              Purchase Agreement, $7,000,000 of
                              the purchase price was paid to
                              Seller so that $1,850,000 of the
                              reduced purchase price remains to be
                              paid.  Orbit hereby agrees to pay
                              the $1,850,000 outstanding balance
                              of the reduced purchase price as
                              follows: (i) $500,000 shall be
                              payable by certified check upon the
                              execution of this Agreement, and
                              (ii) $1,350,000 shall be payable
                              pursuant to the Note as amended
                              pursuant to this Agreement by the
                              payment of $250,000 on July 1, 1996,
                              the payment of $250,000 on January
                              1, 1997 and the payment in
                              consecutive equal quarterly
                              installments of $42,500 on March 31,
                              2002 and on the last day of each
                              June, September, December and March
                              thereafter up to and including
                              December 31, 2006.  In order to
                              reflect the fact that the portion of
                              the purchase price remaining to be
                              paid by Orbit pursuant to the Note
                              will be reduced to $1,350,000 and
                              the manner in which such $1,350,000
                              will be paid by Orbit and to reflect
                              the new maturity date of the Note
                              and other changes to the Note
                              desired by the parties, the Note is
                              concurrently herewith being amended
                              by Orbit and shall be known as the
                              Amended Promissory Note (the
                              "Amended Note"), a copy of which is
                              attached hereto as Exhibit A.  Any
                              amendment in the Amended Note which
                              is applicable to the Asset Purchase
                              Agreement shall also be deemed to be
                              an amendment to the Asset Purchase
                              Agreement.

                         (ii)      The parties also acknowledge
                              that, at the closing pursuant to the
                              Asset Purchase Agreement, $2,000,000
                              was paid to Freedman and Meyers
                              under a Non-Competition Agreement
                              dated July 12, 1993 among Seller,
                              Freedman, Meyers and Orbit (the
                              "Non-Competition Agreement"), which
                              amount is in addition to the
                              purchase price for the Assets under
                              the Asset Purchase Agreement.  The
                              Non-Competition Agreement is hereby
                              cancelled.

          ii. Cancellation of Security Agreement. In order to secure the obligations of Orbit pursuant to the Note, Freedman, Meyers, Seller and Orbit entered into a Security Agreement (the "Security Agreement") dated July 12, 1993. The parties agree
               (a) to cancel the Security Agreement and (b) to the termination of the security interests of Seller, Freedman and Meyers granted thereunder in the Assets of Orbit relating to the East/West division by the filing of UCC-3 termination statements in all jurisdictions in which UCC-1 financing statements were filed pursuant to the Security Agreement.

          iii. Medical Insurance. For a period of three (3) years following the expiration of their respective Employment Agreements with Orbit dated June 1, 1993 (as extended pursuant to the terms of Paragraph 6(a) below), Orbit shall, at no cost to Freedman and Meyers, provide to each of Freedman and Meyers and their immediate families medical insurance coverage comparable to the insurance coverage provided by Orbit to them and their immediate families under the existing insurance policy currently offered to all employees of the East/West division of Orbit, or, at the option of Orbit, Orbit shall reimburse Freedman and Meyers for their cost of obtaining such medical insurance for such three-year period.

          iv. Automobile. For a period of three (3) years following the expiration of their respective Employment Agreements with Orbit dated June 1, 1993 (as extended pursuant to the terms of Paragraph 6(a) below), Orbit shall provide to each of Freedman and Meyers substantially the same benefits as to a car and car insurance as is currently being provided by Orbit to each of Freedman and Meyers pursuant to their employment arrangements with Orbit (which benefits include payment by Orbit of the lease payments for such cars and the cost of car insurance). Freedman and Meyers each acknowledge that Orbit has entered, or will enter, into new three-year leases (the "New Leases") for such cars. When the New Leases expire, Freedman and Meyers may enter into new leases for such cars (or comparable cars) in their own names, and Orbit will reimburse each of them for the lease payments and the cost of insurance until the expiration of the three-year period referred to in the first sentence of this Paragraph 4. The parties further agree that, during the three-year period referred to in the first sentence of this Paragraph 4, Orbit shall pay the premiums for insurance on such cars, except that if the car insurance premiums on such cars are increased after the first year of such three-year period because of a bad driving record of either Freedman or Meyers or because of any accidents in which the leased cars are involved, then any such increase in insurance premiums over and above the first year resulting from such bad driving records or accidents shall be paid by Freedman or Meyers, as the case may be.

          v. Warrants; Stock Options. Upon the execution hereof, the options to purchase 50,000 shares of Common Stock of Orbit previously granted to each of Freedman and Meyers under Orbit's 1995 Stock Option Plan shall be terminated by action of the Stock Option Committee of Orbit's Board of Directors, and
                Orbit shall issue to each of Freedman and Meyers a
               10-year warrant (each, a "Warrant" and
               collectively, the "Warrants") to purchase 125,000 shares of Common Stock of Orbit. The Warrants shall not be exercisable until the second anniversary of the date of issuance. The exercise price (the "Exercise Price") of the Warrants shall be $0.875. The Warrants shall contain cashless exercise provisions and antidilution provisions. The Warrants shall also provide that during the period between the fifth anniversary and the tenth anniversary of the date of issuance of the Warrants, the holder of the Warrant may require Orbit, upon notice, to redeem the Warrant at a price of $1.50 per Warrant Share (as defined in the Warrants) if the Current Market Price (as defined in the Warrants) of the Common Stock of Orbit at the time of the notice is equal to or less than the Exercise Price, and if the Current Market Price upon exercise of the Warrant is more than the Exercise Price but less than $2.375, Orbit shall pay to the holder of the Warrant, upon exercise, that amount which equals the difference between
               (A) the number of Warrant Shares issuable upon exercise times $2.375, and (B) the number of Warrant Shares issuable upon exercise times the Current Market Price on the date of exercise. The form of Warrant is attached hereto as Exhibit B.

          vi.       Winding-Down Period.    For such time as is
               necessary to wind-down the East/West division of Orbit, which is currently operating that portion of the business of Orbit with respect to the Assets, following the execution of this Agreement (the "Winding-Down Period") but in any event no later than December 31, 1996, Orbit desires that Freedman and Meyers assist in such winding-down by continuing to operate the East/West division in accordance with the terms of their respective Employment Agreements with Orbit. In order to accomplish such objective, the parties agree that the respective Employment Agreements between Orbit and Freedman and Meyers, each dated July 12, 1993, which otherwise would expire on June 30, 1996, shall be extended until December 31, 1996. Upon expiration of such Employment Agreements on December 31, 1996, all the provisions of the Employment Agreements (including, without limitation, the provisions of Section 7 thereof entitled "Non-Competition; Confidentiality") shall be cancelled.

                         (i)       Following execution of the
                              within Agreement, Orbit shall
                              transfer the assets and liabilities
                              of the East/West division into a
                              separate subsidiary owned by Orbit.
                              During the remainder of the terms of
                              their respective Employment
                              Agreements (as extended by Paragraph
                              6(a) above), Freedman and Meyers
                              shall use their respective best
                              efforts to continue to operate the
                              East/West division in their current
                              capacities pursuant to the
                              Employment Agreements, and to use
                              their best efforts to sell the
                              existing East/West inventory at the
                              highest prices which, in the
                              reasonable judgment of Freedman,
                              Meyers and Orbit, can be obtained
                              for such inventory, it being
                              understood that it may be difficult
                              to sell such inventory at attractive
                              prices.  With regard to the
                              operation of the East/West division
                              during the Winding-Down Period,
                              Freedman and Meyers agree that
                              (x) they will only purchase
                              additional inventory for the purpose
                              of filling pre-existing orders, and
                              (y) they will fully cooperate with
                              Orbit and any third party which has
                              been engaged by Orbit during the
                              Winding-Down Period for the purpose
                              of advising Orbit as to the winding-
                              down of the East/West division and
                              the sale of the inventory.

                         (ii)      The proceeds from the sale of
                              such inventory shall be used to pay
                              down the outstanding balances
                              currently owed by Orbit to its
                              factor, BNY Financial Corporation
                              ("BNY") pursuant to the Restated and
                              Amended Factoring Agreement
                              effective July 1, 1991 between BNY
                              and Orbit, as successor-in-interest
                              to Seller, as amended by the
                              amendments dated July 12, 1993 and
                              September 26, 1995, and, in
                              connection with such paying down
                              of those outstanding balances with
                              such proceeds, Orbit shall use its
                              best efforts to negotiate with BNY
                              to provide for the release by BNY of
                              the collateral which secures the
                              factoring arrangement.  Orbit shall
                              keep Freedman and Meyers fully
                              advised as to those negotiations
                              with BNY.  As such outstanding
                              balances currently owing by Orbit to
                              BNY are paid and such collateral
                              releases are made by BNY, all such
                              collateral shall be released by BNY
                              to an independent escrow agent (the
                              "Escrow Agent"), which shall be a
                              bank or other financial institution
                              in New York, New York chosen by
                              Orbit.  Pursuant to an agreement to
                              be entered into by Orbit with the
                              Escrow Agent (which must be in form
                              and content satisfactory to counsel
                              for Seller, Freedman and Meyers),
                              the Escrow Agent shall disburse such
                              collateral, promptly upon receipt of
                              such collateral, in the following
                              manner:   the first $1,000,000 of
                              such collateral shall be disbursed
                              to Seller or its designee(s),  the
                              next $2,000,000 of such collateral
                              shall be disbursed 75% to Orbit and
                              25% to Seller or its designee(s),
                              and  any collateral in excess of
                              $3,000,000 shall be disbursed 50% to
                              Orbit and 50% to Seller or its
                              designee(s).  In the event that BNY
                              refuses to release the collateral or
                              any part thereof or delays the
                              release of such collateral or any
                              part thereof, the amount of
                              collateral to which Seller or its
                              designee(s) would have been entitled
                              pursuant to the preceding sentence
                              if BNY had released such collateral
                              on the basis of the release of $1.00
                              of collateral for each $1.00 paid by
                              Orbit to BNY from the proceeds of
                              the sale of such inventory shall be
                              added to the outstanding principal
                              amount of the Amended Note (the
                              "Additional Principal") and shall be
                              payable in consecutive equal
                              quarterly installments over the then
                              remaining term of the Amended Note
                              on the last day of each March, June,
                              September and December; provided,
                              however, that upon any subsequent
                              release or releases of any such
                              collateral by BNY, the portion of
                              each such release or releases of
                              collateral to which Seller or its
                              designee(s) is entitled pursuant to
                              this subparagraph (c) shall be used
                              to prepay the Additional Principal
                              of the Amended Note in inverse order
                              of maturity in an amount equal to
                              such released portion of the
                              collateral to which Seller or its
                              designee(s) is entitled.

                         (iii)          During the Winding-Down
                                   Period, the parties shall use
                                   their best efforts to mutually
                                   agree on a severance package
                                   for the current employees
                                   (other than Freedman and
                                   Meyers) of the East/West
                                   division of Orbit in exchange
                                   for the receipt by Orbit of
                                   releases from liability
                                   executed by such employees.
                                   Repayment Waiver and Audit.
                                   Orbit hereby irrevocably waives
                                   repayment of any and all
                                   amounts which may be currently
                                   due from Seller, Freedman
                                   and/or Meyers to the East/West
                                   division and Orbit agrees to
                                   bear and pay any sales taxes
                                   which may become due in
                                   connection with the current
                                   sales tax audit of the
                                   East/West division of Orbit;
                                   provided, however, that Seller,
                                   Freedman and Meyers agree to be
                                   jointly and severally liable to
                                   Orbit for any personal expenses
                                   related to the East/West
                                   division following the date of
                                   execution of this Agreement.

          vii. East/West Name. Following the execution of this Agreement, Orbit shall, subject to the provisions of Paragraph 9 below, retain the use of the name "East/West". However, Orbit may not sell such name to a third party or parties without the prior written consent of Freedman and Meyers, and in the event of a sale of the name to a third party, the proceeds of any such sale shall be shared equally by each of Seller and Orbit.

          viii. Return to Business. In the event that following the later of the expiration of the Winding-Down Period or the expiration of their respective Employment Agreements (as extended by Paragraph 6(a) above), Freedman and Meyers elect to return to a business which is the same as the business of East/West, Freedman and Meyers shall send written notice to Orbit setting forth their intention to start such business (the "Starting Notice"). Subject to the provisions of the next two sentences, within ten (10) business days following the receipt of the Starting Notice by Orbit, Orbit shall sell to Freedman and Meyers or their designee(s) the name "East/West" for the sum of $1.00. However, in the event Orbit desires to participate in such business, Orbit shall so notify Freedman and Meyers within ten (10) days following the receipt of the Starting Notice, and Freedman and Meyers on the one hand and Orbit on the other hand shall negotiate in good faith to attempt to reach an agreement as to the capitalization and ownership structure of such business prior to the sale by Orbit of the name "East/West" (it being understood, however, that there is no obligation on the part of the parties to reach any such agreement). If by the thirtieth
                    (30th) day following the receipt by Orbit of the Starting Notice, Orbit decides not to participate in such business or if the parties are unable to reach an agreement as to the capitalization and ownership structure of such business, then the sale of such name by Orbit to Freedman and Meyers for $1.00 shall take place on or about the thirtieth (30th) day following the receipt by Orbit of the Starting Notice, and in such event for a period of five
                    (5) years after the date of the sale of the name East/West to Freedman and Meyers (or if Freedman and Meyers discontinue the use of the name East/West in such business within such five (5) year period, then until the date of discontinuance) Orbit shall be entitled to receive from such business for the use of the name East/West an annual royalty payment equal to ten percent (10%) of the income before taxes on income of such business as determined by the independent certified public accountant of such business in accordance with generally accepted accounting principles consistently applied.

          ix. Acknowledgement of No Default, Etc. Orbit hereby acknowledges and agrees that Seller, Freedman and Meyers (a) are now and have at all times been in full compliance with the Asset Purchase Agreement, the Non-Competition Agreement and the Note (collectively, the "Purchase Documents"), (b) have at no time breached, violated, defaulted under or failed to fulfill any covenant or agreement in any of the Purchase Documents, and (c) have not made any inaccurate or incorrect representation or warranty in any of the Purchase Documents. Accordingly, Orbit hereby acknowledges and agrees that it has no claims of any kind against Seller, Freedman and/or Meyers under or in connection with any of the Purchase Documents.

          x.        Indemnification.

                         (i)       By Orbit.  Orbit shall
                              indemnify each of Freedman and
                              Meyers and hold each of them
                              harmless at all times from and after
                              the date hereof against and in
                              respect of any and all actions,
                              suits, proceedings, claims, demands,
                              judgments, costs, damages, losses
                              and liabilities, including
                              reasonable attorneys' fees and
                              expenses (collectively "Losses")
                              incurred by either Freedman or
                              Meyers resulting from the operation
                              of the East/West division prior to
                              or after the date hereof pursuant to
                              their respective Employment
                              Agreements with Orbit dated June 1,
                              1993 (as extended pursuant to the
                              terms of Paragraph 6(a) above),
                              other than any Losses which result
                              from the respective gross negligence
                              or fraud (including, without
                              limitation, tax fraud) of either
                              Freedman or Meyers in connection
                              with the operation of the East/West
                              division prior to or after the date
                              hereof pursuant to their respective
                              Employment Agreements with Orbit
                              dated June 1, 1993 (as extended
                              pursuant to the terms of Paragraph
                              6(a) above) or relate to claims by
                              employees or agents of the East/West
                              division or third parties of sexual
                              harassment or discrimination of any
                              sort against either Freedman or
                              Meyers.  If any such action, suit or
                              proceeding is commenced against
                              Freedman and/or Meyers, then Orbit
                              will, at Orbit's own cost and
                              expense, assume the defense of such
                              action, suit or proceeding, but if
                              it is ultimately determined by the
                              final judgment of any court of
                              competent jurisdiction as to which
                              all appeals have been taken and
                              decided or as to which the time for
                              appeals has expired that any Losses
                              which are the subject of such
                              action, suit or proceeding resulted
                              from the respective gross negligence
                              or fraud (including, without
                              limitation, tax fraud) of either
                              Freedman or Meyers in connection
                              with the operation of the East/West
                              division prior to or after the date
                              hereof pursuant to their respective
                              Employment Agreements with Orbit
                              dated June 1, 1993 (as extended
                              pursuant to the terms of Paragraph
                              6(a) above) or because of sexual
                              harassment or discrimination of any
                              sort by either Freedman or Meyers,
                              then Freedman and/or Meyers, as the
                              case may be, shall reimburse Orbit
                              for any such Losses.

                         (ii)      By Freedman or Meyers.  Each of
                              Freedman and Meyers, severally and
                              not jointly, shall indemnify Orbit
                              and hold it harmless at all times
                              from and after the date hereof
                              against and in respect of any and
                              all Losses incurred by Orbit
                              resulting from their respective
                              gross negligence or fraud (including
                              tax fraud) in connection with the
                              operation of the East/West division
                              prior to or after the date hereof
                              pursuant to their respective
                              Employment Agreements with Orbit
                              dated June 1, 1993 (as extended
                              pursuant to the terms of Paragraph
                              6(a) above)or claims by employees or
                              agents of the East/West division or
                              third parties of sexual harassment
                              or discrimination of any sort
                              against either Freedman or Meyers;

          xi.       Agreement, Amended Note and Warrants Duly
               Approved.    Orbit represents, warrants and agrees
               that it has full power and authority to execute, deliver and perform this Agreement, the Amended Note and the Warrants, the execution, delivery and performance of this Agreement, the Amended Note and the Warrants by Orbit have been duly and validly authorized by all necessary corporate action on the part of Orbit, this Agreement, the Amended Note and the Warrants constitute valid and binding obligations of Orbit enforceable in accordance with their terms.

                         (i)       Concurrently with the execution
                              of this Agreement, Orbit is
                              delivering to Seller, Freedman and
                              Meyers  certified corporate
                              resolutions of Orbit's Board of
                              Directors approving the execution,
                              delivery and performance of this
                              Agreement, the Amended Note and the
                              Warrants by Orbit, and  a legal
                              opinion of its counsel as to the
                              matters set forth in Paragraph 12(a)
                              above.

          xii. Cooperation. Each of Seller, Freedman and Meyers shall use their respective best efforts to cooperate with, and provide all necessary information to, Orbit in order to enable Orbit to defend any lawsuits related to the East/West division and/or the East End Apparel Group Ltd., a subsidiary of Orbit, which are initiated prior to, during, or following the Winding-Down Period.
               Orbit shall reimburse Seller, Freedman or Meyers, as the case may be, for any reasonable travel and other out-of-pocket expenses incurred by them in connection with the foregoing. Following the execution of this Agreement, each of the parties to this Agreement agrees to execute and deliver such further documents and instruments and to do such other acts and things as may reasonably be requested in order to effectuate the transactions contemplated by this Agreement.

          xiii. Press Releases. Each of Seller, Freedman, Meyers and Orbit agree that none of them will issue any press release or make any public statement regarding this Agreement or the transactions contemplated hereby without the prior approval of the other parties, except to the extent any such disclosure is required by law, and then only after consultation with the other parties.

          xiv.      Expenses; Other.    Orbit shall bear its own
               expenses and the expenses incurred by Seller, Freedman and Meyers in connection herewith.

                         (i)       This Agreement shall be binding
                              upon and inure to the benefit of the
                              parties hereto, and their respective
                              legal representatives, successors
                              and assigns.  The termination of
                              this Agreement as to a party shall
                              not serve to terminate any
                              obligations of such party, or any
                              remedies of any person or entity
                              against such party, for any act or
                              failure to act of such party
                              occurring prior to such termination.

               xv.       Notices.  Any notice to be given by any
                    party hereunder to any other party shall be in writing, delivered personally against written receipt therefor, or mailed by prepaid, documented air courier, certified or registered mail, return receipt requested, addressed to the other parties at the addresses hereinabove stated or to such other address as may have been furnished by any party to the other parties pursuant to this Paragraph 16, with copies to Squadron, Ellenoff, Plesent and Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, attention: Michael R. Kleinerman, Esq. and
                     Frankenthaler Kohn Schneider & Katz, 26
                    Broadway, Suite 700, New York, New York 10004, attention: Herbert A. Schneider, Esq. All such notices shall be deemed to be given and received on the date of delivery or mailing thereof.

          xvi. Amendments. No modification, amendment or waiver of any of the provisions of the Agreement shall be effective unless in writing and signed by all the parties hereto.

          xvii. No Waivers. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provision, nor in any way to effect the validity of this Agreement or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance herewith.

          xviii.         Severability.  In the event that any
                    provision of this Agreement shall be deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          xix.      Governing Law.  THIS AGREEMENT SHALL BE
               GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
               LAWS OF THE STATE OF NEW YORK.

          xx.       Entire Agreement.   This Agreement supersedes
               any and all prior oral or written agreements between Seller, Freedman and/or Meyers on the one hand and Orbit on the other hand, with respect to the subject hereof and sets forth the final and entire agreement of the parties hereto with respect to the subject matter hereof; except that (a) the Employment Agreements between Freedman and Meyers and Orbit dated June 1, 1993 shall, as set forth in Paragraph 6(a) of this Agreement, remain in force and effect until December 31, 1996, (b) the Amended Note shall remain in force and effect, and (c) the Asset Purchase Agreement as amended by the within Agreement shall remain in force and effect.

          xxi. Headings. The headings in this Agreement are for convenience only, and shall not affect the meaning of the terms hereof.

          xxii. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

            [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.
                                   ORBIT INTERNATIONAL CORP.



                                   By:


                                   THE PANDA GROUP, INC.



                                   By:




                                   KENNETH FREEDMAN




                                   FREDERICK MEYERS

                          AMENDED PROMISSORY NOTE

$1,350,000                               New York, New York
                                             March 28, 1996


     FOR VALUE RECEIVED, Orbit International Corp., a Delaware corporation ("Payor"), promises to pay to The Panda Group, Inc., a New York corporation ("Payee"), the sum of One Million Three Hundred Fifty Thousand Dollars ($1,350,000). No interest shall be payable on or with respect to this Note; provided, however, that to the extent required by any applicable original discount provisions of the Internal Revenue Code of 1986, as amended (the ("Code"), the face amount of this Note shall be deemed to include interest at the rate of six percent (6%) per annum compounded annually and which interest shall, to the extent required by the Code, be reportable in accordance with the original issue discount provisions of the Code, and provided further that during the continuance of an Event of Default (as hereinafter defined), the principal balance hereof shall bear actual interest at the rate of three percent (3%) over the prime rate as announced from time to time by The Bank of New York.
     This Note is issued pursuant to and subject to the terms and conditions of an agreement (the "Asset Purchase Agreement"), dated July 12, 1993, among Payor, Payee, Kenneth Freedman ("Freedman") and Frederick Meyers ("Meyers") relating to the purchase by Payor from Payee of the business and substantially all of the assets of Payee, as such Asset Purchase Agreement was amended by the Agreement dated March 28, 1996 among Freedman, Meyers, Payee and Payor (the "1996 Agreement"). This Note constitutes an amendment of the Secured Promissory Note dated July 12, 1993 issued by Payor to Payee.
     This Note shall be payable (to the extent not prepaid as provided herein) on December 31, 2006.
     Payment of this Note shall be made in the following manner in lawful money of the United States at such place in New York, New York as Payee shall designate in writing to Payor pursuant to the notice provisions of the Asset Purchase Agreement:
     (1) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on July 1, 1996.
     (2) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on January 1, 1997.
     (3) The remaining balance of Eight Hundred Fifty Thousand Dollars ($850,000) shall be paid in equal quarterly installments of Forty Two Thousand Five Hundred Dollars ($42,500) on March 31, 2002 and on the last day of each June, September, December and March thereafter up to and including December 31, 2006.
     (4) Pursuant to Section 6(c) of the 1996 Agreement, in the event that BNY Financial Corporation ("BNY") refuses to release the collateral or any part thereof referred to in said Section 6(c) or delays the release of such collateral or any part thereof, then the amount of collateral to which Payee or its designee(s) would have been entitled pursuant to Section 6(c) if BNY had released such collateral on the basis of the release of $1.00 of collateral for each $1.00 paid by Payor to BNY from the proceeds of the sale of the inventory referred to in said Section 6(c) shall be added to the outstanding principal amount of this Note (the "Additional Principal") and shall be payable in consecutive equal quarterly installments over the then remaining term of this Note on the last day of each March, June, September and December; provided, however, that upon any subsequent release or releases of any such collateral by BNY, the portion of each such release or releases of collateral to which Payee or its designee(s) is entitled pursuant to said
Section 6(c) shall be used to prepay the Additional Principal of this Note in inverse order of maturity in an amount equal to such released portion of the collateral to which Payee or its designee(s) is entitled.
     In addition to the prepayments provided for in this Note, this Note may be prepaid in whole or in part without premium or penalty.
     This Note shall immediately become due and payable upon the occurrence of any of the following events (each, an "Event of Default"):
     (a) Payor's failure to pay any amount due under this Note when due and such default shall have continued unremedied for a period of five (5) business days after written notice thereof to Payor;
     (b) Payor's failure to perform or observe, in any material respect, any covenant or agreement of Payor under the Asset Purchase Agreement or the 1996 Agreement, and the same is not remedied within ten (10) business days after written notice thereof to Payor;
     (c) Payor (i) commences any proceeding under any bankruptcy, insolvency or similar law or seeks other judicial relief in respect to its debts, or (ii) is the debtor named in any bankruptcy, insolvency or similar debtor and creditor proceeding which remains undismissed, undischarged or undefended for a period of sixty (60) days after it is commenced.
     Payor hereby waives demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.
     If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, or to protect any security for its payment, Payor immediately and without demand will pay all costs of collection and litigation together with a reasonable fee of such attorneys.
     Payee shall not by any act be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent set forth therein. A waiver as to any one event shall in no way be construed as continuing or as preventing waiver of such rights or remedies on a subsequent event.
     Upon receipt of any prepayment, Payee shall make a notation on this Note of such payment received, and shall provide Payor with evidence acceptable to Payor that the payment has been received by Payee and so noted.
     The timely tender of any payment on this Note shall be deemed to have been made if such payment is mailed by certified mail on or before the day such payment is due. Any payment date occurring on a weekend, federal or New York state holiday or any other day on which banking institutions in the state of New York are closed shall be deemed to be the next succeeding business day.
     If any provision hereof shall be deemed or held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     This Note shall be construed, governed and enforced in accordance with the laws of the State of New York.

                              ORBIT INTERNATIONAL CORP.

                              By:

Warrant No. 1

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED,OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.



     VOID BEFORE MARCH 28, 1998 AND AFTER 5:00 P.M. NEW YORK TIME, ON MARCH 28, 2006

                         ORBIT INTERNATIONAL CORP.

                Warrant to Purchase Shares of Common Stock


                                                             125,000 Shares

     THIS CERTIFIES that, for good and valuable consideration received, KENNETH FREEDMAN (the "Holder"), is entitled to subscribe for and purchase from Orbit International Corp., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after March 28, 1998 and before 5:00 P.M. New York City time on March 28, 2006 (the "Exercise Period"), all or any portion of 125,000 shares of common stock of the Company, par value $0.10 per share ("Common Stock"), subject to adjustment as provided herein (the "Warrant Shares"), at a price of $0.875 per share, subject to adjustment as provided herein (the "Exercise Price").


1. Method of Exercise. (a) This Warrant may be exercised at any time during the Exercise Period, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 80 Cabot Court, Hauppauge, New York 11788 or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

          (b) In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), during the Exercise Period, to require the Company to convert this Warrant, in whole or in part, into the Warrant Shares as provided for in this Section (the "Conversion Right") by delivering to the Company the Conversion Notice attached hereto. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price) that number of shares of Common Stock equal to (i) the number of Warrant Shares issuable upon exercise of the Warrant or the portion of the Warrant being converted, multiplied by (ii) the quotient obtained by dividing (x) the value of the Warrant (on a per Warrant Share basis) at the time the Conversion Right is exercised (determined by subtracting the Exercise Price from the Current Market Price (as determined pursuant to Section 5(e) below), for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Rights provided under this Section may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by a form of Subscription Agreement duly filled in and signed and a duly completed Conversion Notice in the form attached hereto. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the Warrant Shares being issued upon such exercise of this Warrant. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Warrant for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole Warrant Shares which the Holder shall be entitled as a result of the conversion, and (ii) if such Warrant is being converted in part only, a new Warrant exercisable for the number of Warrant Shares equal to the unconverted portion of the Warrant.

          (c) Upon any exercise (which term, as used herein, shall include any exercise of the Conversion Right) of this Warrant, in lieu of any fractional Warrant Shares to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of Section 5(d) hereof.

     2. Issuance of Certificates. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, upon surrender of this Warrant for cancellation, the Company shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. Recording of Transfer. Any warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new warrant or warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder hereof, for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the written opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

     4. Reservation of Shares of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

     5. Exercise Price Adjustments. Subject to the provisions of this Section 5, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

          (a) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on the outstanding shares of Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of Common Stock by reclassification of shares of Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, but including any such reclassification in connection with the consolidation or merger of the Company with or into another corporation (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect at the time of the record date of such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In case the Company shall distribute to all holders of shares of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) evidences of its indebtedness, cash, or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 5(e) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

               (c) Whenever there shall be an adjustment as provided in this Section 5, the Company shall, within 15 days thereafter, cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

               (d) The Company shall not be required to issue fractions of shares of Common Stock or other shares of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of this Warrant (or specified portions thereof), the Company may issue a whole share in lieu of such fraction or the Company may purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such shares of Common Stock on the date of exercise of this Warrant.

               (e) For the purposes of the various provisions of this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

               (f) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest thousandth of a share, as the case may be.

               (g) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 5, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by dividing (i) the product obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrants prior to adjustment of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

               (h) Whenever the Exercise Price is adjusted as provided in this Section 5, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the board of directors of the Company (which may be the regular auditors of the Company) setting forth the Exercise Price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holder of this Warrant, at its address listed on the register maintained for that purpose (which summary may be included in any notice of adjustment required by
Section 5(c) hereof).

          6.   Consolidations and Mergers.   (a)  In case of any
consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities, cash or other property which would otherwise have been deliverable to a holder of the number of shares of Common Stock upon the exercise of this Warrant upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

               (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

               (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

          7. Notice of Certain Events. In case at any time any of the following occur:

               (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) The Company shall offer to all the holders of its shares of Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) The Company shall take any action to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease or conveyance of property, described in Section 6; or

               (d) The Company shall take any action to effect any liquidation, dissolution or winding-up of the Company or a sale of all or substantially all of its property, assets and business;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such offer to holders of shares of Common Stock is made, or (iii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.


          8. Provisions Concerning Redemption. (a) At any time after March 28, 2001 and before March 28, 2006 (the "Redemption Period"), on not less than thirty (30) days notice (the "Redemption Notice") given to the Company, the Holder, without being required to pay any amount to the Company, may cause the Company to redeem all or a part of this Warrant at a redemption price of $1.50 per Warrant Share (the "Redemption Price") for the number of Warrant Shares underlying all or a portion of this Warrant being redeemed, provided that the Current Market Price of the Common Stock at the time of such notice shall be less than or equal to the Exercise Price.


          (b) The Company shall, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum by certified check equal to the Redemption Price times the number of Warrant Shares underlying the Warrant or Warrants being redeemed. Upon such redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.


          9. Guaranteed Proceeds. During the Redemption Period, upon exercise by the Holder of all or a portion of this Warrant on a date on which the Current Market Price is more than the Exercise Price but less than $2.375 per Warrant Share, the Company shall pay to the Holder that amount (the "Difference") which equals the difference between (a) the number of Warrant Shares issuable upon exercise times $2.375 and (b) the number of Warrant Shares issuable upon exercise times the Current Market Price on the date of exercise. The Difference shall be paid by certified check to the Holder within 10 business days following the date of exercise.
Even if the Holder shall avail himself of the provisions of paragraph 1(b) of this Warrant, in making the calculation pursuant to clauses (a) and (b) of this paragraph 9 of the number of Warrant Shares issuable upon exercise of this Warrant, such number shall be calculated as if the Holder had not availed himself of the provisions of paragraph 1(b) of this Warrant.


          10. Legend. The certificate or certificates evidencing the Warrant Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS
             CERTIFICATE HAVE BEEN NOT REGISTERED
             UNDER THE SECURITIES ACT OF 1933, AS
             AMENDED (THE "ACT"), OR ANY STATE
             SECURITIES LAWS AND NEITHER SUCH
             SECURITIES NOR ANY INTEREST THEREIN
             MAY BE OFFERED, SOLD, PLEDGED,
             ASSIGNED OR OTHERWISE TRANSFERRED
             UNLESS (1) A REGISTRATION STATEMENT
             WITH RESPECT THERETO IS EFFECTIVE
             UNDER THE ACT AND ANY APPLICABLE STATE
             SECURITIES LAWS, OR (2) THE COMPANY
             RECEIVES AN OPINION OF COUNSEL TO THE
             HOLDER OF SUCH SECURITIES, WHICH
             COUNSEL AND OPINION ARE REASONABLY
             SATISFACTORY TO THE COMPANY, THAT SUCH
             SECURITIES MAY BE OFFERED, SOLD,
             PLEDGED, ASSIGNED OR TRANSFERRED IN
             THE MANNER CONTEMPLATED WITHOUT AN
             EFFECTIVE REGISTRATION STATEMENT UNDER
             THE ACT OR APPLICABLE STATE SECURITIES
             LAWS.

          11. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

          12. No Rights as Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

          13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

             (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

             (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

          14. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

          15. Headings. The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

          16. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

          17. Modification of Agreement. This Warrant shall not otherwise be modified, supplemented or amended in any respect unless such modification, supplement or amendment is in writing and signed by the Company and the Holder of this Warrant and Holders of any portion of the Warrant subsequently assigned or transferred in accordance with the terms of this Warrant.

          18. Consent to Jurisdiction. The Company and the Holder irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument.

          IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date set forth below.



Dated:  March 28, 1996
                              ORBIT INTERNATIONAL CORP.

                              By:
                                 Name: ________________
                                 Title: _______________

                      FORM OF ASSIGNMENT

          (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

          FOR VALUE RECEIVED, _______________________ hereby sells, assigns, and transfers unto _________________, having an address at ______________________________ _______________________, the
attached Warrant to the extent of the right to purchase ____________ shares of Common Stock of $0.10 par value per share, of Orbit International Corp. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________ as attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: _______________, 199_
                                   _____________________________
                                   Print name of holder of Warrant



                                   By:
                                   Name:
                                   Title:




                                  NOTICE


          The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:





          The undersigned hereby exercises its rights to purchase
_________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:





                 (Print Name, Address and Social Security
                       or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:__________________           Name:
                                              (Print)




                                              (Signature)
                                        (Signature must conform
                                         to the name of the
                                         Warrant Holder specified
                                         on the face of the
                                         Warrant)

                                   Address:








CONVERSION NOTICE
        (To be executed upon exercise of Warrant pursuant to Section 1)


          The undersigned hereby irrevocably elects to surrender its Warrant for such shares of Common Stock pursuant to the cashless exercise provisions of the within Warrant, as provided for in Section 1 of such Warrant.

          Please issue a certificate or certificates for such Stock in the name of, ____________________.



                                        Name___________________
                                        (Please Print Name,
                                        Address and Social
                                        Security No.)

                                        Address________________
                                        _______________________
                                        Social_________________
                                        Security No.


                                        Signature______________
NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name
           of the assignee   appearing in the assignment form below

          If said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.